UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):      January 2, 2006
International Coal Group, Inc
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32679	20-2641185

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Ashland Drive Ashland, Kentucky	41101

(Address of Principal Executive Offices)	Zip Code)
Registrants’ telephone number, including area code: (606) 920-7400
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
     On January 2. 2006 an explosion occurred at our Sago Mine in Tallmansville, West Virginia. The Sago Mine is operated by our subsidiary Wolf Run Mining Company (f/k/a Anker West Virginia Mining Company, Inc.). The explosion resulted in 12 fatalities. One miner survived the explosion.
     On January 4 and 5, 2006, we published press releases relating to the explosion and the formation of The Sago Mine Fund. The Sago Mine Fund has been formed to provide financial support to the families of these miners and other victims of mining disasters. The full text of these press releases is furnished as Exhibits 99.1, 99.2 and 99.3 to this Report.
     The information in this Item 7.01 and Item 9.01(b) is being furnished and will not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that Section.
     Such information shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933 or the Exchange Act, except as may be expressly set forth by specific reference in any such filing.
Item 9.01. Financial Statements and Exhibits.
     (a) Financial Statements.
     None.
     (b) Exhibits.
          99.1 Press release dated January 4, 2006.
          99.2 Press release dated January 4, 2006.
          99.3 Press release dated January 5, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL COAL GROUP, INC.
By:	/s/ Bennett K. Hatfield
	Name:	Bennett K. Hatfield
	Title:	Chief Executive Officer and President

Date: January 5, 2006

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